SUB-ITEM 77Q1 (A)

Amendment to Declaration of Trust and Revised Appendix to By-Laws


An Amendment, dated May 9, 2017, to the Amended and Restated Declaration of Trust, dated June 29, 2005, as amended of MFS Series Trust XII, is contained in Post-Effective Amendment No. 57 to the Registration Statement of MFS Series Trust XII (File Nos. 333-126328 and 811-21780), as filed with the Securities and Exchange Commission via EDGAR on August 25, 2017, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.

Appendix A, dated October 19, 2017 to the Master Amended and Restated By-Laws for MFS Series Trust XII, dated January 1, 2002 as revised through May 2, 2016, is contained in Post-Effective Amendment No. 59 to the Registration Statement of MFS Series Trust VII (File Nos. 2-68918 and 811-3090), as filed with the Securities and Exchange Commission via EDGAR on November 27, 2017, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.